Exhibit 99.3

SPECIALTY RETAIL SHOPS HOLDING CORP. AND SUBSIDIARIES

SPECIALTY RETAIL SHOPS HOLDING CORP. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS (UNAUDITED)

FOR THE THIRTEEN WEEKS ENDED MAY 4, 2013 AND APRIL 28, 2012

(In thousands)

	May 4, 2013	April 28, 2012
	(13 weeks)	(13 weeks)
REVENUES:
Net sales	$626,774	$671,079
Licensed department rentals and other income	3,953	3,745

Total revenues	630,727	674,824

COSTS AND EXPENSES:
Cost of sales (before depreciation and amortization)	440,269	486,252
Selling, general and administrative expenses	182,501	191,708
Depreciation and amortization expenses	9,437	8,698

Total costs and expenses	632,207	686,658

LOSS FROM OPERATIONS	(1,480)	(11,834)
INTEREST EXPENSE, NET	6,320	10,000

LOSS BEFORE INCOME TAXES	(7,800)	(21,834)
INCOME TAX BENEFIT	(2,989)	(8,210)

NET LOSS	$(4,811)	$(13,624)

COMPREHENSIVE LOSS	$(4,811)	$(13,624)

See accompanying notes to condensed consolidated financial statements.

SPECIALTY RETAIL SHOPS HOLDING CORP. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

AS OF MAY 4, 2013, FEBRUARY 2, 2013, AND APRIL 28, 2012

(In thousands)

	May 4, 2013 (Unaudited)	February 2, 2013	April 28, 2012 (Unaudited)

ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$22,430	$18,570	$23,332
Receivables (net of allowance for losses of $689, $782 and $971, respectively)	53,157	64,496	57,583
Merchandise inventories	521,864	541,715	503,432
Other current assets	19,703	18,277	10,016

Total current assets	617,154	643,058	594,363
PROPERTY AND EQUIPMENT, Net	165,044	171,211	139,049
INTANGIBLE ASSETS, Net	25,055	26,096	27,406
GOODWILL	926	926	926
DEFERRED INCOME TAXES	101,452	98,513	86,894
DEBT ISSUANCE COSTS	11,752	12,528	14,700
OTHER ASSETS	11,073	10,826	10,340

TOTAL ASSETS	$932,456	$963,158	$873,678

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Current portion of long-term debt and capital lease obligations	$9,751	$9,362	$6,107
Accounts payable	221,552	244,634	243,808
Accrued compensation and related taxes	12,530	27,237	21,478
Deferred income taxes	44,632	44,632	44,327
Other accrued liabilities	48,251	59,063	51,922
Accrued income and other taxes	19,967	17,687	24,738

Total current liabilities	356,683	402,615	392,380
LONG-TERM DEBT AND CAPITAL LEASE OBLIGATIONS – Less current portion	512,554	488,869	360,578
OTHER LONG-TERM OBLIGATIONS	54,345	55,091	49,495
LONG-TERM RELATED PARTY OBLIGATIONS (Note 4)	—	2,958	27,044
SHAREHOLDERS’ EQUITY:
Common stock (par value $0.001: 11,500,000 shares authorized, 10,001,000 shares issued and outstanding at May 4, 2013 and February 2, 2013; 11,000,000 shares authorized, 10,001,000 shares issued and outstanding at April 28, 2012)	10	10	10
Additional paid-in capital	56,302	56,242	57,538
Accumulated deficit	(46,833)	(42,022)	(13,126)
Accumulated other comprehensive loss	(605)	(605)	(241)

Total shareholders’ equity	8,874	13,625	44,181

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$932,456	$963,158	$873,678

See accompanying notes to condensed consolidated financial statements.

SPECIALTY RETAIL SHOPS HOLDING CORP. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

FOR THE THIRTEEN WEEKS ENDED MAY 4, 2013 AND APRIL 28, 2012

(In thousands)

	May 4, 2013	April 28, 2012
	(13 weeks)	(13 weeks)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(4,811)	$(13,624)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	9,437	8,698
Amortization of deferred financing costs	787	3,778
(Gain) loss on the sale of property and equipment	(928)	36
Gain on sale of intangible assets	—	(443)
Deferred income tax benefit	(2,927)	(8,297)
Impairment charges	—	160
Stock compensation expense	60	121
Change in assets and liabilities:
Receivables	11,195	6,284
Merchandise inventories	19,851	13,816
Other current assets	(1,426)	(1,141)
Other long-term assets	(247)	(235)
Accounts payable and accrued liabilities	(41,921)	13,254
Other long-term obligations	(3,656)	1,310

Net cash provided by (used in) operating activities	(14,586)	23,717

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(6,626)	(2,881)
Proceeds from the sale of property and equipment	928	20
Payments for pharmacy customer lists	(50)	(2,524)
Proceeds from the sale of pharmacy customer lists	144	443

Net cash used in investing activities	(5,604)	(4,942)

CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings under revolving credit facilities	165,816	125,278
Repayments under revolving credit facilities	(141,533)	(134,767)
Change in book cash overdraft	807	1,066
Payment of financing costs	(11)	(9,218)
Repayment of other debt and capital lease obligations	(2,394)	(1,608)
Borrowings under note payable	—	3,000
Proceeds from sale lease-back transactions	681	—
Borrowings under financing agreements	684	—

Net cash provided by (used in) financing activities	24,050	(16,249)

CASH AND CASH EQUIVALENTS – Beginning of period	18,570	20,806
Net increase in cash and cash equivalents	3,860	2,526

CASH AND CASH EQUIVALENTS – End of period	$22,430	$23,332

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid during the period for:
Interest	$5,442	$5,723
Income taxes (net of refunds)	$—	$369
Noncash investing activities-assets acquired under capital lease	$1,555	$20

See accompanying notes to condensed consolidated financial statements.

SPECIALTY RETAIL SHOPS HOLDING CORP. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ EQUITY (UNAUDITED)

FOR THE THIRTEEN WEEKS ENDED MAY 4, 2013, AND APRIL 28, 2012

(In thousands)

				Retained	Accumulated
			Additional	Earnings	Other
	Common Stock		Paid-in	(Accumulated	Comprehensive
	Shares	Amount	Capital	Deficit)	Loss	Total
BALANCE—February 2, 2013	10,001	$10	$56,242	$(42,022)	$(605)	$13,625
Stock compensation expense			60			60
Net loss				(4,811)		(4,811)

BALANCE—May 4, 2013	10,001	$10	$56,302	$(46,833)	$(605)	$8,874

(In thousands)
				Retained	Accumulated
			Additional	Earnings	Other
	Common Stock		Paid-in	(Accumulated	Comprehensive
	Shares	Amount	Capital	Deficit)	Loss	Total
BALANCE—January 28, 2012	10,000	$10	$57,417	$498	$(241)	$57,684
Issuance of non-voting stock	1	—				—
Stock compensation expense			121			121
Net loss				(13,624)		(13,624)

BALANCE—April 28, 2012	10,001	$10	$57,538	$(13,126)	$(241)	$44,181

See accompanying notes to condensed consolidated financial statements.

SPECIALTY RETAIL SHOPS HOLDING CORP. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

AS OF MAY 4, 2013, FEBRUARY 2, 2013, AND APRIL 28, 2012,

AND FOR THE 13 WEEKS ENDED MAY 4, 2013 AND APRIL 28, 2012

1.	ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States for interim financial information. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for fiscal year end financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included.

These interim results are not necessarily indicative of the results of the fiscal years as a whole because the operations of Specialty Retail Shops Holding Corp. (the “Company”) are highly seasonal. The fourth fiscal quarter has historically contributed a significant part of the Company’s earnings due to the Christmas selling season.

The accompanying unaudited condensed consolidated financial statements should be read in conjunction with the Company’s consolidated financial statements and notes thereto for the fiscal year ended February 2, 2013.

Organization—The Company was incorporated by an investment fund affiliated with Sun Capital Partners, Inc. (“Sun Capital”) in December 2005 for the purpose of acquiring all of the outstanding shares of common stock of Shopko Stores, Inc. On December 28, 2005 (“the Acquisition Date”), the Company acquired all the issued and outstanding shares of Shopko Stores, Inc. (“the Acquisition”). The Company is a wholly-owned subsidiary of SKO Group Holding, LLC (the “Parent”) which is owned by an affiliate of Sun Capital and other co-investors.

On February 7, 2012, a merger became effective between the Company and Pamida Holding Company, Inc. (“Pamida”) (the “Merger”). See Note 2 for additional merger-related information. Following the Merger, the Company has a wholly-owned operating subsidiary, ShopKo Holding Company, LLC (“Shopko”), which is the surviving entity to ShopKo Holding Company, Inc. (“Shopko Inc.”). Shopko has a wholly-owned real estate subsidiary that owns certain real properties which are primarily leased to a Shopko wholly-owned subsidiary, ShopKo Stores Operating Co., LLC (“Shopko Operating”). Shopko Operating has a wholly-owned subsidiary, Pamida Stores Operating Co., LLC (“Pamida Operating”). Shopko Operating and Pamida Operating are retailers engaged in selling general merchandise and providing retail health services with stores operated in Midwest, North Central, Western and Pacific Northwest states. Shopko Operating also has a wholly-owned commercial pharmacy subsidiary that operates three closed shop pharmacies serving institutions and homes with more than 4,500 beds.

Shareholders’ Equity—At May 4, 2013, February 2, 2013 and April 28, 2012, the Company had 10,000,000 shares of voting common stock and 1,000 shares of non-voting common stock issued and outstanding, respectively.

Use of Estimates—The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Corrections—The Company’s prior year financial results for the 13 weeks ended April 28, 2012, as presented herein have been adjusted to reflect certain corrections that the Company has concluded are not material to the prior period financial statements taken as a whole.

The Condensed Consolidated Statement of Operations and Comprehensive Loss was revised to correct the presentation of optical service revenue that had been presented on a net basis. The effect of this correction on the Company’s previously issued Condensed Consolidated Statement of Operations and Comprehensive Loss for the 13 weeks ended April 28, 2012 is as follows:

	April 28, 2012
	Reported	Corrections	Revised
Net sales	$666,811	$4,268	$671,079
Selling, general and administrative expenses	187,440	4,268	191,708

The Condensed Consolidated Balance Sheet as of April 28, 2012 was revised to adjust for the impact of correcting the timing of revenue recognition for prescriptions filled but not yet delivered to customers, and to revise the presentation of accrued loss contingencies to reflect related receivables for recoveries from insurance providers on a gross basis. The effect on the Company’s previously issued Condensed Consolidated Balance Sheet as of April 28, 2012 is as follows:

	April 28, 2012
	Reported	Revenue Recognition Correction	Loss Contingency Correction	Revised
Receivables	$59,216	$(1,633)	$—	$57,583
Merchandise inventories	502,134	1,298	—	503,432
Other assets	3,180	—	7,160	10,340
Other long-term obligations	42,335	—	7,160	49,495
Retained earnings	(12,791)	(335)	—	(13,126)

The retained earnings as of January 28, 2012 was decreased by $0.3 million to reflect the historical impact of these corrections on the Condensed Consolidated Statements of Shareholders’ Equity.

The Company removed $0.5 million of expenses within selling, general and administrative expenses during the 13 weeks ended April 28, 2012 from merger related charges (Note 2).

Reclassifications—Certain reclassifications were made to prior year financial results and balances to conform to the current year presentation. These reclassifications did not impact net loss in any year.

Recent Accounting Pronouncements—Effective February 3, 2013, the Company adopted Accounting Standards Update (“ASU”) No. 2013-02, Comprehensive Income (Topic 220)-Reporting of Amounts Reclassified Out of Accumulated Other Comprehensive Income. ASU No. 2013-02 does not change the current requirements for reporting net income or other comprehensive income in the financial statements. The guidance requires an entity to provide information about the amounts reclassified out of accumulated other comprehensive income by component. This guidance is effective for fiscal years, and interim periods within those years, beginning after December 15, 2012. Adoption of this guidance did not have a significant impact on the Company’s condensed consolidated financial statements.

In February 2013, the Financial Accounting Standards Board issued ASU No. 2013-04, Liabilities (Topic 405)- Obligations Resulting from Joint and Several Liability Arrangements for Which the Total Amount of the Obligation Is Fixed at the Reporting Date. ASU No. 2013-04 provides guidance for the recognition, measurement, and disclosure of obligations resulting from joint and several liability arrangements for which the total amount of the obligation within the scope of ASU No. 2013-04 is fixed at the reporting date, except for obligations addressed within existing guidance in accounting principles generally accepted in the United States (“GAAP”). ASU No. 2013-04 requires the measurement of those obligations as the sum of the amount the reporting entity agreed to pay on the basis of its arrangement with its co-obligors as well as any additional amount that the entity expects to pay on behalf of its co-obligors. The guidance also requires an entity to disclose the nature and amount of the obligation as well as other information about those obligations. This guidance is effective for fiscal years, and interim periods within those years, beginning after December 15, 2013. The Company is evaluating the effect, if any, adoption of ASU 2013-04 will have on its consolidated financial statements.

There are no other recently issued accounting pronouncements that apply to the Company or that will have a material impact on its consolidated financial statements.

2.	MERGER

On February 7, 2012, the Merger became effective between the Company and Pamida. The combined entity has approximately 330 locations in 22 states. Subsequent to the Merger, the Company initiated a process to convert Pamida stores to a Shopko format. This included a change to the main store inventories to reflect a Shopko inventory assortment. During the 13 weeks ended April 28, 2012, the Company also closed several existing Pamida stores as discussed in Note 7.

Merger related costs included in selling, general and administrative expenses incurred during the 53 weeks ended February 2, 2013 were $62.3 million. The Company believes that additional merger related expenses and adjustments to expenses previously recognized will be immaterial to the Condensed Consolidated Statement of Operations and Comprehensive Loss.

The following table summarizes the merger related costs incurred or adjusted and included in selling, general and administrative expenses during the 13 weeks ended May 4, 2013, amounts paid for merger related costs during the 13 weeks ended May 4, 2013, and merger related costs included as a reduction in the related asset balances and in other accrued liabilities and other long-term obligations as of May 4, 2013:

(In thousands)	February 2, 2013 Amounts accrued	Merger expenses/ adjustments	Amounts paid	May 4, 2013 Amounts accrued
Store conversion expenses	$185	$—	$181	$4
Closed location reserves	8,004	—	544	7,460
Severance and relocation expenses	1,447	77	717	807
Professional fees	525	—	43	482
Contract breakage costs	2,328	(190)	1,126	1,012
Asset impairment	1,403	—	—	1,403
Other merger costs	1,776	1	1,765	12

Total merger costs	$15,668	$(112)	$4,376	$11,180

The following table summarizes the merger related costs incurred or adjusted and included in selling, general and administrative expenses during the 13 weeks ended April 28, 2012, amounts paid for merger related costs during the 13 weeks ended April 28, 2012, and merger related costs included as a reduction in the related asset balances and in other accrued liabilities and other long-term obligations as of April 28, 2012:

(In thousands)	January 28, 2012 Amounts accrued	Merger expenses/ adjustments	Amounts paid	April 28, 2012 Amounts accrued
Store conversion expenses	$—	$295	$295	$—
Inventory liquidation expenses	—	468	317	151
Closed location reserves	—	15	15	—
Severance and relocation expenses	—	3,047	430	2,617
Professional fees	—	878	487	391
Asset impairment	—	153	—	153
Transaction fee	—	1,000	1,000	—
Other merger costs	—	1,895	315	—

Total merger costs	$—	$7,751	$2,859	$3,312

In addition, $1.6 million of non-cash merger related costs included in selling, general and administrative expenses were incurred during the 13 weeks ended April 28, 2012.

3.	INCOME TAXES

The Company utilizes an estimated annual effective tax rate in recording the provision (benefit) for income taxes during interim periods; however, the tax consequences of items discrete to a specific period are recorded in that period. For the 13 week period ended May 4, 2013, the Company recorded a tax benefit of $3.0 million for an effective tax rate of 38.3%. For the 13 week period ended April 28, 2012, the Company recorded a tax benefit of $8.2 million for an effective rate of 37.6%. The Company’s effective tax rate differs from the statutory rate primarily due to adjustments to unrecognized tax benefits and related interest, state taxes, and federal jobs credits.

Under FASB ASC Topic 740, Income Taxes, management is obligated to evaluate the likelihood of realizing deferred tax assets. A valuation allowance is required if, based upon available evidence, it is more likely than not that all or some portion of the deferred tax assets will not be realized. Management’s analysis considers many factors, including the Company’s history of operating profitability, reversing taxable temporary differences and expectations of future earnings. There was no change in the valuation allowance during the 13 weeks ended May 4, 2013 and management believes it is more likely than not the recorded amount of net deferred tax assets as of May 4, 2013 will be realized.

As of May 4, 2013, the Company had no unrecognized tax benefits. The Company’s policy is to recognize interest and penalties related to unrecognized tax benefits as income tax expense. There were no amounts related to interest and penalties recognized as of and for the 13 weeks ended May 4, 2013.

The Company’s U.S. federal income tax returns have been examined by the Internal Revenue Service (“IRS”) through Fiscal 2011. Years subsequent to 2011 remain open to examination. Tax returns in certain state jurisdictions for 2007 and subsequent tax years remain subject to examination by taxing authorities. Tax returns of Pamida for years from 2007 through 2011 remain open to examination by major tax jurisdictions as carryforward attributes from these years may still be adjusted upon examination by the IRS and state taxing authorities if the attributes are utilized in a later period.

4.	RELATED PARTY TRANSACTIONS

Consulting and Management Agreements—Prior to February 7, 2012, the Company and an affiliate of Sun Capital (“the Manager”) were parties to a long-term management services agreement (the “Shopko Management Agreement”), whereby the Manager provided the Company with financial and management consulting services. For the services rendered by the Manager, the Company paid the Manager an annual fee of $3.0 million, plus reimbursement of out-of-pocket expenses not to exceed $1.0 million during any 12 month period. Payment of the annual fee was limited by certain covenants in the Company’s Revolving Credit Facility (see Note 5). The covenant restrictions provided for the quarterly payment of $0.4 million (not to exceed $1.5 million annually) as long as certain availability thresholds were met, plus out-of-pocket expenses. The remaining $1.5 million was accrued and payable only if certain cash flows were attained.

Prior to February 7, 2012, Pamida and the Manager were also parties to a long-term management services agreement (the “Pamida Management Agreement”). For financial and management consulting services rendered by the manager, Pamida paid the Manager an annual fee of $1.0 million, plus reimbursement of out-of-pocket expenses. Payment of the annual fee was limited by certain covenants in Pamida’s Revolving Credit Facility (see Note 5). The covenant restrictions provided for the quarterly payment of $0.1 million plus out-of-pocket expenses as long as certain availability thresholds were met. The remaining $0.5 million management fee was accrued and payable if certain cash flow tests were attained.

On February 7, 2012, in conjunction with the Merger, the Shopko and Pamida Management Agreements were superseded and replaced with a new agreement with the Manager (the “Consulting Agreement”). The Consulting Agreement has a 10 year term, provides for an annual fee to the Manager of $4.0 million payable quarterly in advance, an additional fee upon the occurrence of certain events and reimbursement of out-of-pocket expenses. In connection with the Merger, a transaction fee of $1.0 million was paid to the Manager pursuant to the Consulting Agreement.

Consulting fee expenses incurred in connection with the Consulting Agreement and included in selling, general and administrative expenses were $1.0 million and $2.0 million for the 13 weeks ended May 4, 2013 and April 28, 2012, respectively. On April 5, 2012 the Company paid $1.6 million in accrued management fees related to Fiscal 2011, as it met the cash flow thresholds test related to the Shopko Management Agreement. On April 17, 2013, the Company paid $3.0 million of fees accrued prior to the Merger pursuant to the Pamida Management Agreement. As of May 4, 2013, February 2, 2013, and April 28, 2012, the Company had accrued fees of $0.0 million, $3.0 million, and $3.0 million, respectively, included in Long-Term Related Party Obligations pursuant to the Pamida Management Agreement. The Company has $1.0 million of prepaid consulting fee expenses as of May 4, 2013 and April 28, 2012, included in other current assets.

Sun Capital Note Payable—Prior to the Merger, Pamida had a note payable agreement with Sun Retail Finance Holdings, LLC. The note bore interest at 15.0% and interest was added to the principal of the note semi-annually. Principal was payable at the time the note matured. On February 7, 2012, in conjunction with the Merger, the Company assumed the note payable and the maturity date of the note was extended from January 28, 2015 to May 8, 2017. The note was secured by substantially all of the properties and assets of the Company but was subordinated in right of payment to the Revolving Credit Facility. As of April 28, 2012, the Company had outstanding principal and interest of $24.1 million included in Long-Term Related Party Obligations. During the fourth quarter of Fiscal 2012, the outstanding balance of principal and interest, $26.4 million, was repaid and the debt was extinguished.

5.	DEBT

The components of the Company’s debt, excluding the Sun Capital Note Payable (see Note 4), as of May 4, 2013, February 2, 2013 and April 28, 2012 are as follows:

(In thousands)	May 4, 2013	February 2, 2013	April 28, 2012
Revolving Credit Facilities	$437,862	$413,578	$293,434
Senior unsecured notes, 9.25% due March 15, 2022	5,681	5,681	5,679
Other obligations	28,066	27,859	17,903
Capital lease obligations	50,696	51,113	49,669

	522,305	498,231	366,685
Less—current portion of long-term debt and capital lease obligations	(9,751)	(9,362)	(6,107)

Long-term debt and capital lease obligations	$512,554	$488,869	$360,578

Revolving Credit Facility—The Company has a senior secured asset-based revolving credit facility (the “Revolving Credit Facility”). On February 7, 2012, in conjunction with the Merger, the borrowing limits under the Company’s and Pamida’s revolving credit facilities were combined and the terms were amended. The amendments increased the credit facility size to $760 million and extended the term through February 7, 2017. The amended Revolving Credit Facility consists of three components, Revolver A, Revolver A-1, and Revolver B, which are subject to borrowing base calculations based primarily on a percentage of inventory, accounts receivable, and customer relationship files. Revolver B loans are deemed to be the first loans made and the last loans repaid. Interest for Revolver A, Revolver A-1, and Revolver B is payable monthly. The Revolving Credit Facility is secured by essentially all the assets of the Company, excluding real property and equipment. The Revolving Credit Facility limits the number of store closings, payment of dividends, incurring new indebtedness, repurchase of common stock, capital expenditures and transactions with affiliates, including payment of consulting fees, and also requires the Company to meet certain financial performance covenants. The Company was in compliance with all covenants as of May 4, 2013.

On March 29, 2013, certain terms and conditions of the Revolving Credit Facility were amended, which included reducing the minimum Revolver B interest rate, increasing the limit on the sale of prescription files in connection with store closings, granting approval for one or more cash dividends or distributions up to $50 million, allowing payment of $3.0 million of accrued fees under the Pamida Management Agreement, and allowing payment of outstanding balances on the notes payable to the REIT. The size and term of the Revolving Credit Facility were unchanged by the amendment. The Company did not incur additional financing fees or experience a change in syndication as a result of the amendment.

A summary of the interest rates in effect for borrowings under the amended Revolving Credit Facility is as follows:

Loan	LIBOR	Prime
A	LIBOR + 1.75%	Prime + 0.75%
A-1	LIBOR + 3.50%	Prime + 2.50%
B	LIBOR + 7.50%	Prime + 6.50%

Revolver A has maximum available borrowings and letters of credit up to $700.0 million. The total outstanding letters of credit is limited to $200.0 million. Borrowings bear interest at a variable rate based on a certain formula (2.3% and 2.4% at May 4, 2013 and April 28, 2012, respectively). At May 4, 2013 there were borrowings of $377.9 million under Revolver A with $176.7 million of additional borrowings available. At April 28, 2012 there were borrowings of $233.4 million under Revolver A with $292.5 million of additional borrowings available.

Revolver A-1 has maximum available borrowings up to $30.0 million. Borrowings bear interest at a variable rate based on a certain formula (3.7% and 3.9% at May 4, 2013 and April 28, 2012, respectively). At May 4, 2013 and April 28, 2012 there were borrowings of $30.0 million under Revolver A-1 with no additional borrowings available.

Revolver B has maximum available borrowings up to $30.0 million. Borrowings bear interest at a variable rate based on a certain formula (9.0% at May 4, 2013 and April 28, 2013). At May 4, 2013 and April 28, 2013 there were borrowings of $30.0 million under Revolver B with no additional borrowings available.

The Company issues documentary letters of credit during the ordinary course of business as required by certain foreign vendors, as well as stand-by letters of credit as required by certain insurers and other parties. As of May 4, 2013 the Company had outstanding stand-by letters of credit of $19.6 million and outstanding documentary letters of credit of $0.3 million. As of April 28, 2012 the Company had outstanding stand-by letters of credit of $21.9 million and outstanding documentary letters of credit of $0.2 million.

Other Obligations—Sale-Leaseback Transaction—In connection with a sale-leaseback transaction with a third party real estate investment trust (the “REIT”) in Fiscal 2006, the Company recognized $21.9 million of the proceeds received as financing obligations pursuant to the requirements of FASB ASC Topic 840, Leases, due to the Company’s continuing involvement with four properties. The Company’s continuing involvement with one of these properties ended in Fiscal 2007, at which time the Company recognized the sale of the property and the related reduction in debt. Included in current portion of long-term debt and long-term debt as of May 4, 2013, February 2, 2013 and April 28, 2012 are a total of $12.6 million, $12.6 million and $12.9 million, respectively, of this financing obligation. A total of $4.3 million of the gain on this transaction was deferred and is being recognized over the remaining life of the lease. Included in other accrued liabilities and other long-term obligations as of May 4, 2013, February 2, 2013 and April 28, 2012 are $3.0 million, $3.1 million and $3.2 million, respectively, of such deferred gain. The nature of the Company’s continuing involvement with the remaining properties could change in the future at which time the transfer will be accounted for as a sale with the related reduction in long-term debt.

Other Obligations—Financing Agreements—During Fiscal 2012, the Company entered into a financing agreement in order to fund certain merger-related equipment purchases. The Company entered into an additional agreement during Fiscal 2013 to fund certain equipment purchases. The agreements, secured by the purchased equipment, require monthly principal and interest payments commencing in Fiscal 2012 and extending through April 1, 2018. The agreements provide for interest on the outstanding principal balances ranging from 5.5% to 7.99%. Included in current portion of long-term debt and long-term debt as of May 4, 2013 and February 2, 2013 are a total of $10.5 million and $10.2 million of outstanding borrowings under these agreements. There were no borrowings under these agreements as of April 28, 2012.

Other Obligations—Notes Payable—On March 1, 2012, the Company and the REIT entered into an agreement in which the Company provided an unconditional guarantee of payment and performance related to the master leases between the REIT and Pamida. The agreement amended the subordinated promissory note between the REIT and Pamida such that the Company assumed all obligations of Pamida under the note including the outstanding principal balance of $2.0 million at 5.0% interest.

Payments of the principal due on this note commence on March 1, 2014 and continue over the following three years. On April 12, 2012, the Company and the REIT established a five year subordinated promissory note in the amount of $3.0 million at 8.5% interest. Payments of the principal due on this note commence on June 1, 2014 and continue over the following three years. There was a total of $5.0 million included in long-term debt as of May 4, 2013, February 2, 2013 and April 28, 2012 related to these notes payable.

Capital Lease Obligations—The Company leases certain stores, warehouses, computers and equipment. Certain of the Company’s leases are classified as capital leases pursuant to the requirements of FASB ASC Topic 840, Leases. During the 13 weeks ended May 4, 2013, the Company entered into a sale-leaseback transaction that resulted in proceeds of $0.7 million and an immaterial gain that will be deferred over the life of the capital lease.

6.	INTEREST EXPENSE

Net interest expense on the Condensed Consolidated Statements of Operations and Comprehensive Loss is composed of the following:

	May 4, 2013 13 weeks	April 28, 2012 13 weeks
Interest expense	$6,328	$10,000
Interest income	(8)	—

Interest expense, net	$6,320	$10,000

7.	LEASE TERMINATION AND CLOSED LOCATION RESERVES

The following table reflects changes in the liability related to closed locations due to new closures, changes in assumptions, accretion expense and cash payments for the 13 weeks ended May 4, 2013 and April 28, 2012.

(In thousands)	May 4, 2013	April 28, 2012
Balance – beginning of period	$25,777	$19,476
Changes in assumptions about future sublease income, terminations, and changes in interest rates	—	—
Establish reserve for current period store closures	—	548
Accretion expense	877	670
Cash payments, net of sublease income	(1,790)	(1,382)

Balance – end of period	$24,864	$19,312

During the 13 weeks ended May 4, 2013, the Company made cash payments pursuant to lease termination agreements related to two closed locations. The cash payments were immaterial to the Condensed Consolidated Financial Statements but settled the outstanding obligations related to the leases.

During the 13 weeks ended April 28, 2012, the Company closed three former Pamida stores under long-term lease and recorded $0.5 million to the closed location reserve for those locations. In connection with certain of the store closings, the Company sold prescription files for $0.4 million. A gain of $0.4 million was recorded as a result of such sales and is included as a reduction of selling, general and administrative expenses in the Condensed Consolidated Statements of Operations and Comprehensive Loss. There were no such activities during the 13 weeks ended May 4, 2013.

8.	SUBSEQUENT EVENTS

The Company evaluated all events subsequent to the balance sheet date of May 4, 2013 through the date of issuance of these condensed consolidated financial statements, June 14, 2013. The Company has determined there were no additional subsequent events that required disclosure under FASB ASC Topic 855, Subsequent Events.

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